UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2008

RCM Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)
2500 McClellan Avenue, Suite 350
Pennsauken, NJ		08109-4613
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 486-1777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On August 21, 2008, RCM Technologies, Inc. (the “Company”) and Stanton Remer, the Chief Financial Officer, Treasurer and Secretary of the Company, reached an agreement pursuant to which Mr. Remer will depart from the Company, and resign from his position as a member of the Board of Directors of the Company, effective September 30, 2008.

     The Company and Mr. Remer have agreed to a separation and release agreement (the “Separation Agreement”), effective as of September 30, 2008 (the “Separation Date”). Under the terms of the Separation Agreement, Mr. Remer will receive amounts equal to his current base monthly salary ($20,833.33) for the ten months following the Separation Date, equal in the aggregate to $208,333. These amounts will be paid to Mr. Remer at the same time the Company pays its employees. The Company will also allow Mr. Remer to use the automobile currently leased for him by the Company until December 31, 2008. Mr. Remer will not receive any other benefits from the Company after the Separation Date.

     Mr. Remer has agreed to commit a reasonable number of hours to legal activities associated with certain ongoing professional liability claims made by RCM. Specifically, Mr. Remer has agreed to cooperate with RCM and its lawyers, be available upon reasonable notice and testify at depositions and/or trial, as may be necessary.

     Mr. Remer has provided the Company and its affiliates with a general release from all claims arising out of, or in connection with, his employment and has agreed not to disclose the Company’s proprietary and confidential information and, for a period of 12 months following the Separation Date, not to solicit the Company’s current and former employees. The foregoing description is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(c)     Effective October 1, 2008, Kevin D. Miller, age 42, who has served as a Senior Vice President of the Company since January 1998, will become the Chief Financial Officer of the Company. Previously, Mr. Miller was a consultant to the Company from July 1997 through December 1997. From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center. Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young, LLP. Mr. Miller is a Certified Public Accountant.

Item 9.01.      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1+	Separation and Release Agreement, effective September 30, 2008, between Stanton Remer and RCM Technologies, Inc.

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+ Compensatory plan or arrangement.     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:     /s/Leon Kopyt

     Leon Kopyt

     President and Chief Executive Officer

Dated: August 27, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Separation and Release Agreement, effective September 30, 2008, between Stanton Remer and RCM Technologies, Inc.

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+ Compensatory plan or arrangement.